Exhibit 99.1

Burger King Worldwide, Inc. Reports Fourth Quarter and Full Year 2012 Results

Burger King Worldwide completes 2012 with fourth quarter adjusted diluted EPS up 58%, driven by U.S. and Canada comparable sales growth of 3.7% and 330 net new restaurants globally

MIAMI – February 15, 2013 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the fourth quarter and year ended December 31, 2012.

“We had a strong finish to the year and made significant progress on key strategic initiatives,” said Bernardo Hees, Chief Executive Officer, Burger King Worldwide, Inc. “We continue to capitalize on our brand by growing globally, adding 485 net new restaurants and growing comparable sales 3.2% for the full year 2012. Our results are evidence that the Four Pillar strategy in the U.S. and Canada and initiatives to accelerate international unit growth are working. During 2012, we made significant progress on our re-imaging initiative, added international master franchise joint venture and development agreements, and refranchised 871 restaurants. We are proud of the hard work and dedication of our employees and franchisees that enabled us to deliver an excellent finish to a critical year for the company. We continue to execute on our strategy, and believe the company is well positioned to deliver sustainable long-term growth.”

Full Year 2012 Highlights:

•	System-wide comparable sales increased 3.2% and system-wide sales increased 5.9% on a constant currency basis

•	Adjusted Diluted EPS increased 34.0% to $0.69

•	Adjusted EBITDA increased 16.6% on an organic basis to $652.1 million

•	Adjusted EBITDA margin increased 820 bps to 33.2%

•	Net restaurant growth of 485, growing restaurants by +3.9%

•	Successfully refranchised 871 restaurants, bringing the system to approximately 97% franchised

•	Re-imaged approximately 600 restaurants in the U.S. and Canada, increasing units on a modern image to 19% of the region

•	Launched the largest menu update in the U.S. and Canada in the history of the brand

•	Accelerated international growth, announcing five master franchise joint ventures and seven new development agreements in key growth markets

•	Refinanced $1.9 billion of debt, lowering annualized cash interest costs by approximately $25 million

•	Declared a cash dividend of $0.04 per share in the fourth quarter

Fourth Quarter 2012 Highlights:

•	System-wide comparable sales increased 2.7% and system-wide sales increased 6.7% on a constant currency basis

•	Adjusted Diluted EPS increased 57.8% to $0.23

•	Adjusted EBITDA increased 22.5% on an organic basis to $174.9 million

•	Adjusted EBITDA margin increased 1,670 bps to 43.2%

•	Increased cash dividend 25% to $0.05 per share from previous dividend

Consolidated Financial Highlights:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	2.7%	1.2%	3.2%	(0.5%)
System-wide Sales Growth[1]	6.7%	2.2%	5.9%	1.7%
Net Restaurant Growth	330	117	485	261
Total Revenues	$404.5	$580.6	$1,966.3	$2,335.7
Adjusted EBITDA[2]	$174.9	$154.1	$652.1	$585.0
Adjusted EBITDA Margin[2]	43.2%	26.5%	33.2%	25.0%
Adjusted Net Income[2]	$81.2	$50.3	$243.4	$178.6
Adjusted Diluted Earnings Per Share[2]	$0.23	$0.14	$0.69	$0.51
Net income	$48.6	$25.0	$117.7	$88.1
Diluted Earnings Per Share	$0.14	$0.07	$0.33	$0.25

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
System Comparable Sales Growth
U.S. & Canada	3.7%	(2.0%)	3.5%	(3.4%)
EMEA	1.6%	7.3%	3.2%	4.3%
LAC	0.7%	9.7%	5.7%	7.9%
APAC	0.8%	(1.2%)	(0.5%)	(0.4%)

Total	2.7%	1.2%	3.2%	(0.5%)

System Net Restaurant Growth
U.S. & Canada	23	(23)	(24)	(50)
EMEA	127	47	239	154
LAC	110	46	168	82
APAC	70	47	102	75

Total	330	117	485	261

System Ending Restaurant Count
U.S. & Canada			7,476	7,500
EMEA			3,121	2,882
LAC			1,390	1,222
APAC			1,010	908

Total			12,997	12,512

System-wide sales growth of 6.7%, excluding the impact of FX, in the fourth quarter was primarily attributable to comparable sales growth in the U.S. and Canada and net restaurant growth internationally.

In the fourth quarter, organic revenues grew 5.6%, excluding the impact of refranchising and FX headwinds. On a reported basis, total revenues decreased 30.3% to $404.5 million, compared to $580.6 million in the prior year period due to global refranchising transactions as well as unfavorable FX impact, partially offset by comparable sales growth and net restaurant growth.

Organic Adjusted EBITDA grew 22.5%, excluding the impact of refranchising and FX headwinds. On a reported basis, Adjusted EBITDA increased 13.5% to $174.9 million, compared to $154.1 million in the prior year period. Organic growth was driven by comparable sales and net restaurant growth, as well as G&A cost control. On a reported basis, growth was lower due to significant progress on our global refranchising initiative and FX headwinds. For the full year 2012, organic Adjusted EBITDA grew 16.6%.

Adjusted Net Income and Adjusted Diluted EPS increased 61% and 58%, respectively, compared to the prior year, primarily due to an increase in Adjusted EBITDA, lower Depreciation and Amortization and lower interest expense. For the full year 2012, Adjusted Net Income increased 36% and Adjusted Diluted EPS grew 34%.

Operational and Segment Highlights

U.S. and Canada comparable sales gains in the fourth quarter were driven by continued execution of our Four Pillars strategy. Successful new menu additions such as the Chicken Parmesan sandwich, Cinnabon® Minibon® Rolls, and our holiday sweets menu, including sweet potato curly fries and gingerbread desserts, helped drive comparable sales growth. Additionally, compelling limited-time offer promotions, such as our 55th anniversary WHOPPER® sandwich promotion, helped drive traffic.

Europe, the Middle East and Africa (“EMEA”) delivered comparable sales growth of 1.6% in the fourth quarter, driven by the success of Chili Cheese promotions in the United Kingdom, strong performance in the company’s expanding Russian market, and the continued success of “King of the Month” deals in Germany. Performance in southern Europe was softer, with the company’s key Spain market decelerating as economic conditions deteriorated during the quarter. Net restaurant growth accelerated 170% to 127 units in the quarter, driven by strong development in Turkey, Russia, and the Middle East.

Latin America and the Caribbean (“LAC”) delivered comparable sales growth of 0.7%, despite challenging prior year comparisons in each of the company’s key markets. The company implemented new value initiatives in Brazil and Mexico in October to balance its menu options and complement premium offerings such as the Picanha burger in Brazil. Net restaurant growth accelerated 139% to 110 units in the fourth quarter, driven by strong development in Brazil, Mexico, and Central America.

Asia Pacific (“APAC”) comparable sales increased by 0.8%, driven by better results in Australia and Korea. Net restaurant growth accelerated in APAC in the fourth quarter, up 49% to 70 units, driven by new unit development in China, Japan, Vietnam, and Indonesia.

As part of BKW’s global refranchising strategy, the company refranchised 181 company-owned restaurants during the quarter, primarily in the U.S. and Canada. In connection with this quarter’s refranchising transactions, BKW received cash proceeds of $34.9 million, development commitments and re-imaging commitments. Including completion of the previously announced refranchising of the company’s restaurants in Mexico and the sale of restaurants in the U.S. which closed in the first quarter of 2013, BKW will have completed its refranchising initiative in the U.S., LAC, and APAC.

As part of BKW’s international expansion strategy, in the fourth quarter, the company entered into master franchise and development agreements for South Korea and the Nordics (Sweden, Denmark, and Norway), an exclusive development agreement for Colombia and master franchise joint venture agreements for Central America and South Africa. Additionally, the company announced a master franchise joint venture agreement with Alsea S.A.B. de C.V., its largest franchisee in Mexico, which is expected to close in 2013.

Cash and Liquidity

At quarter end, total debt was $3.0 billion and net debt was $2.5 billion. Due to the improvement in net debt and in trailing twelve month Adjusted EBITDA, the net debt to Adjusted EBITDA ratio improved to 3.8x at December 31, 2012 from 4.6x at December 31, 2011.

On February 14, 2013 the company’s Board of Directors declared a cash dividend of $0.05 per share, a 25% increase from the previous dividend of $0.04 per share. The dividend will be paid on March 15, 2013 to shareholders of record at the close of business on February 28, 2013. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. ET, Friday, February 15, 2013, to review financial results for the quarter and fiscal year ended December 31, 2012. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay. The dial-in number is 877.317.6776 for U.S. callers and 412.317.6776 for international callers.

Contacts

Investors

Rahul Ketkar, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Miguel Piedra, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 12,900 locations serving over 11 million guests daily in 86 countries and territories worldwide. Approximately 97 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the company’s expectations and belief regarding its ability to continue to capitalize on the Burger King® brand by growing globally; its expectations and belief regarding its ability to execute on its four pillar strategy in the U.S. and Canada and accelerate restaurant growth internationally; its expectations and belief regarding its ability to complete its refranchising initiative in LAC by closing on its previously-announced refranchising transaction in Mexico; and its expectations and belief regarding its ability to deliver sustainable long-term growth. The factors that could cause actual results to differ materially from the company’s expectations are detailed in the company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to the company’s ability to successfully implement its domestic and international growth strategy; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the company’s products; risks related to the financial strength of the company’s franchisees; risks related to the company’s substantial indebtedness; risks related to the company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$182.3	$404.4	$(222.1)	(54.9)%
Franchise and property revenues	222.2	176.2	46.0	26.1%

Total revenues	404.5	580.6	(176.1)	(30.3)%
Company restaurant expenses:
Food, paper and product costs	57.5	127.4	(69.9)	(54.9)%
Payroll and employee benefits	53.5	116.7	(63.2)	(54.2)%
Occupancy and other operating costs	50.2	107.2	(57.0)	(53.2)%

Total Company restaurant expenses	161.2	351.3	(190.1)	(54.1)%
Franchise and property expenses	25.1	25.5	(0.4)	(1.6)%
Selling, general and administrative expenses	79.2	114.4	(35.2)	(30.8)%
Other operating (income) expense, net	27.1	1.5	25.6	NM

Total operating costs and expenses	292.6	492.7	(200.1)	(40.6)%

Income from operations	111.9	87.9	24.0	27.3%

Total interest expense, net	50.2	61.0	(10.8)	(17.7)%
Loss on early extinguishment of debt	—	1.5	(1.5)	NM

Income before income taxes	61.7	25.4	36.3	142.9%
Income tax expense	13.1	0.4	12.7	NM

Net income	$48.6	$25.0	$23.6	94.4%

Earnings per share:
Basic	$0.14	$0.07	$0.07	93.3%

Diluted	$0.14	$0.07	$0.06	90.0%

Weighted average shares outstanding
Basic	350.2	348.2	1.9	0.6%

Diluted	356.4	348.2	8.1	2.3%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Twelve Months Ended
	December 31,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$1,169.0	$1,638.7	$(469.7)	(28.7)%
Franchise and property revenues	797.3	697.0	100.3	14.4%

Total revenues	1,966.3	2,335.7	(369.4)	(15.8)%
Company restaurant expenses:
Food, paper and product costs	382.2	524.7	(142.5)	(27.2)%
Payroll and employee benefits	345.1	481.2	(136.1)	(28.3)%
Occupancy and other operating costs	309.9	441.5	(131.6)	(29.8)%

Total Company restaurant expenses	1,037.2	1,447.4	(410.2)	(28.3)%
Franchise and property expenses	112.1	97.1	15.0	15.4%
Selling, general and administrative expenses	346.0	417.4	(71.4)	(17.1)%
Other operating (income) expense, net	53.3	11.3	42.0	NM

Total operating costs and expenses	1,548.6	1,973.2	(424.6)	(21.5)%

Income from operations	417.7	362.5	55.2	15.2%

Total interest expense, net	223.8	226.7	(2.9)	(1.3)%
Loss on early extinguishment of debt	34.2	21.1	13.1	62.1%

Income before income taxes	159.7	114.7	45.0	39.2%
Income tax expense	42.0	26.6	15.4	57.9%

Net income	$117.7	$88.1	$29.6	33.6%

Earnings per share:
Basic	$0.34	$0.25	$0.08	33.0%

Diluted	$0.33	$0.25	$0.08	31.3%

Weighted average shares outstanding
Basic	349.7	348.2	1.5	0.4%

Diluted	354.1	348.2	6.0	1.7%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
	December 31,	December 31,
	2012	2011
	(In millions, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$546.7	$459.0
Trade and notes receivable, net	179.0	152.8
Prepaids and other current assets, net	91.3	69.2
Deferred income taxes, net	73.5	43.1

Total current assets	890.5	724.1
Property and equipment, net of accumulated depreciation of $200.8 million and $150.1 million, respectively	885.2	1,026.5
Intangible assets, net	2,811.2	2,823.3
Goodwill	619.2	657.7
Net investment in property leased to franchisees	180.4	242.2
Other assets, net	177.5	134.6

Total assets	$5,564.0	$5,608.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$68.7	$98.4
Accrued advertising	66.5	97.4
Other accrued liabilities	206.8	242.7
Current portion of long term debt and capital leases	55.8	33.5

Total current liabilities	397.8	472.0
Term debt, net of current portion	2,905.1	3,010.3
Capital leases, net of current portion	88.4	95.4
Other liabilities, net	382.4	366.2
Deferred income taxes, net	615.3	615.3

Total liabilities	4,389.0	4,559.2

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 350,238,771 shares issued and outstanding at December 31, 2012; 348,245,293 shares issued and outstanding at December 31, 2011	3.5	3.5
Additional paid-in capital	1,205.7	1,186.6
Retained earnings (accumulated deficit)	76.1	(27.6)
Accumulated other comprehensive loss	(110.3)	(113.3)

Total stockholders’ equity	1,175.0	1,049.2

Total liabilities and stockholders’ equity	$5,564.0	$5,608.4

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	2012	2011
	(In millions)
Cash flows from operating activities:
Net income	$117.7	$88.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114.2	136.4
Loss on early extinguishment of debt	34.2	21.1
Amortization of deferred financing costs and debt issuance discount	57.0	46.3
Equity in net loss from unconsolidated affiliates	4.1	—
(Gain) loss on remeasurement of foreign denominated transactions	(8.2)	0.4
Amortization of prior service costs	(2.5)	—
Realized loss on terminated caps/swaps	11.8	0.5
Loss (gain) on refranchisings and dispositions of assets	27.0	(1.0)
Impairment on non-restaurant properties	—	2.3
Bad debt expense (recoveries), net	(0.8)	6.1
Share-based compensation and non-cash incentive compensation expense	12.2	6.4
Deferred income taxes	8.9	(27.3)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	(22.2)	(6.0)
Prepaids and other current assets	(7.0)	105.5
Accounts and drafts payable	(23.9)	8.7
Accrued advertising	(32.3)	18.3
Other accrued liabilities	(40.3)	16.0
Other long-term assets and liabilities	(25.5)	(15.6)

Net cash provided by operating activities	224.4	406.2

Cash flows from investing activities:
Payments for property and equipment	(70.2)	(82.1)
Proceeds from refranchisings, disposition of asset and restaurant closures	104.9	29.9
Investments in / advances to unconsolidated affiliates	—	(4.5)
Payments for acquired franchisee operations, net of cash acquired	(15.3)	—
Return of investment on direct financing leases	14.2	14.6
Other investing activities	—	0.7

Net cash provided by (used for) investing activities	33.6	(41.4)

Cash flows from financing activities:
Proceeds from term debt	1,733.5	1,860.0
Proceeds from Discount Notes	—	401.5
Repayments of term debt and capital leases	(1,766.8)	(1,874.5)
Extinguishment of debt	(112.8)	(70.6)
Payment of financing costs	(16.0)	(32.6)
Dividends paid on common stock	(14.0)	(393.4)
Proceeds from stock option exercises	1.5	—
Proceeds from issuance of shares	—	1.6

Net cash used for financing activities	(174.6)	(108.0)

Effect of exchange rates on cash and cash equivalents	4.3	(4.8)
Increase in cash and cash equivalents	87.7	252.0
Cash and cash equivalents at beginning of period	459.0	207.0

Cash and cash equivalents at end of period	$546.7	$459.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Average restaurant sales refer to the total sales divided by total store months for all company-owned and franchise restaurants open during the period. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Tabular amounts in millions of dollars unless noted otherwise.

Consolidated BKW

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
System sales growth	6.7%	2.2%	5.9%	1.7%
Franchise sales	$3,857.6	$3,415.3	$14,672.5	$13,653.4
Comparable sales growth
Company	0.0%	2.3%	3.6%	0.1%
Franchise	2.8%	1.1%	3.2%	(0.6)%
System	2.7%	1.2%	3.2%	(0.5)%
Average restaurant sales	$319.9	$309.6	$1,267.9	$1,248.0
Net Restaurant Growth (NRG)
Company	4	1	(6)	(4)
Franchise	326	116	491	265
System	330	117	485	261
Net refranchisings	181	1	871	45
Restaurant counts at period end
Company	418	1,295	418	1,295
Franchise	12,579	11,217	12,579	11,217
System	12,997	12,512	12,997	12,512
CRM %	11.6%	13.1%	11.3%	11.7%

FX Impact

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Consolidated revenues	$(2.2)	$(2.5)	$(41.3)	$35.6
Consolidated CRM	(0.1)	(0.4)	(3.1)	2.6
Consolidated SG&A	0.4	0.3	6.5	(8.2)
Consolidated income from operations	(0.8)	(0.5)	(10.9)	5.3
Consolidated net income (loss)	(2.3)	(0.4)	(10.6)	5.7
Consolidated adjusted EBITDA	(0.9)	(0.7)	(12.8)	4.5

U.S. & Canada

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Systemwide sales growth	3.1%	(2.0)%	3.0%	(3.3)%
Franchise sales	$2,105.1	$1,854.4	$8,143.9	$7,510.5
Comparable sales growth
Company	(0.2)%	0.5%	3.7%	(1.9)%
Franchise	3.9%	(2.4)%	3.4%	(3.6)%
System	3.7%	(2.0)%	3.5%	(3.4)%
NRG
Company	2	(2)	(4)	(7)
Franchise	21	(21)	(20)	(43)
System	23	(23)	(24)	(50)
Net Refranchisings	180	1	752	38
Restaurant counts at period end
Company	183	939	183	939
Franchise	7,293	6,561	7,293	6,561
System	7,476	7,500	7,476	7,500

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Company:
Company restaurant revenues	$104.3	$285.1	$792.9	$1,172.0
CRM	8.7	38.6	90.1	142.2
CRM %	8.3%	13.5%	11.4%	12.1%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	31.7%	31.5%	33.0%	32.3%
Payroll and benefits	30.3%	30.2%	30.5%	30.4%
Depreciation and amortization	4.9%	5.6%	5.5%	5.7%
Other occupancy and operating	24.8%	19.2%	19.6%	19.5%
Franchise:
Franchise and property revenues	$129.1	$98.1	$468.2	$397.1
Franchise and property expenses	15.2	19.1	79.8	69.9
Segment SG&A	14.2	25.0	76.3	95.7
Segment depreciation and amortization	7.7	21.1	68.8	86.2
Segment income	116.1	113.7	471.0	459.9
Segment margin	49.7%	29.7%	37.3%	29.3%

FX Impact

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Segment revenues	$1.1	$(0.3)	$(1.6)	$6.4
Segment CRM	—	—	(0.2)	0.6
Segment income	0.6	(0.1)	0.3	(1.3)

EMEA

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Systemwide sales growth	10.5%	9.3%	11.2%	6.5%
Franchise sales	$1,011.1	$920.4	$3,822.9	$3,649.0
Comparable sales growth
Company	0.6%	7.7%	4.3%	5.8%
Franchise	1.7%	7.2%	3.1%	4.1%
System	1.6%	7.3%	3.2%	4.3%
NRG
Company	—	—	(1)	(4)
Franchise	127	47	240	158
System	127	47	239	154
Net Refranchisings	1	—	59	7
Restaurant counts at period end
Company	132	192	132	192
Franchise	2,989	2,690	2,989	2,690
System	3,121	2,882	3,121	2,882

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Company:
Company restaurant revenues	$61.5	$86.2	$264.6	$330.7
CRM	9.7	11.9	30.7	35.5
CRM %	15.8%	13.8%	11.6%	10.7%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	29.5%	29.8%	30.1%	29.4%
Payroll and benefits	31.7%	29.4%	32.5%	31.4%
Depreciation and amortization	2.4%	3.2%	3.1%	3.5%
Other occupancy and operating	20.6%	23.7%	22.7%	25.0%
Franchise:
Franchise and property revenues	$57.2	$48.6	$208.3	$194.9
Franchise and property expenses	9.2	6.3	29.7	25.9
Segment SG&A	13.7	19.6	61.1	81.1
Segment depreciation and amortization	3.7	5.7	17.9	22.6
Segment income	47.7	40.3	166.1	146.0
Segment margin	40.2%	29.9%	35.1%	27.8%

FX Impact

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Segment revenues	$(4.1)	$(1.0)	$(35.9)	$23.4
Segment CRM	(0.3)	(0.1)	(2.2)	1.7
Segment income	(1.5)	(0.3)	(12.7)	6.4

LAC

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Systemwide sales growth	11.2%	8.2%	9.9%	13.5%
Franchise sales	$356.1	$318.5	$1,334.1	$1,208.7
Comparable sales growth
Company	(0.7)%	4.5%	0.6%	4.3%
Franchise	0.8%	10.0%	5.9%	8.1%
System	0.7%	9.7%	5.7%	7.9%
NRG
Company	2	—	3	1
Franchise	108	46	165	81
System	110	46	168	82
Net Refranchisings	—	—	—	—
Restaurant counts at period end
Company	100	97	100	97
Franchise	1,290	1,125	1,290	1,125
System	1,390	1,222	1,390	1,222

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Company:
Company restaurant revenues	$15.9	$15.3	$62.5	$66.2
CRM	2.8	2.9	9.9	12.5
CRM %	17.6%	19.0%	15.8%	18.9%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	38.5%	39.2%	38.8%	38.2%
Payroll and benefits	13.6%	12.4%	12.9%	12.0%
Depreciation and amortization	7.5%	9.8%	9.3%	9.7%
Other occupancy and operating	22.8%	19.6%	23.2%	21.2%
Franchise:
Franchise and property revenues	$22.2	$17.5	$71.9	$61.9
Franchise and property expenses	—	(0.4)	—	(1.1)
Segment SG&A	3.2	4.1	14.6	18.3
Segment depreciation and amortization	1.2	1.6	6.0	6.7
Segment income	23.0	18.3	73.2	63.9
Segment margin	60.4%	55.8%	54.5%	49.9%

FX Impact

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Segment revenues	$0.8	$(1.5)	$(3.7)	$1.1
Segment CRM	0.2	(0.3)	(0.6)	0.2
Segment income	—	(0.2)	(0.4)	—

APAC

Key Business Metrics

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Systemwide sales growth	13.6%	4.0%	4.8%	13.2%
Franchise sales	$385.3	$321.9	$1,371.6	$1,285.1
Comparable sales growth
Company	(9.4)%	7.0%	2.4%	7.1%
Franchise	0.8%	(1.6)%	(0.6)%	(0.7)%
System	0.8%	(1.2)%	(0.5)%	(0.4)%
NRG
Company	—	3	(4)	6
Franchise	70	44	106	69
System	70	47	102	75
Net Refranchisings	—	—	60	—
Restaurant counts at period end
Company	3	67	3	67
Franchise	1,007	841	1,007	841
System	1,010	908	1,010	908

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Company:
Company restaurant revenues	$0.6	$17.8	$49.0	$69.8
CRM	(0.1)	(0.2)	1.1	1.1
CRM % (1)	(7.3)%	(1.4)%	2.3%	1.6%
Franchise:
Franchise and property revenues	$13.8	$12.0	$48.9	$43.1
Franchise and property expenses	0.7	0.5	2.6	2.4
Segment SG&A	1.2	7.1	12.0	22.7
Segment depreciation and amortization	0.6	1.6	5.7	7.6
Segment income	12.4	5.8	41.1	26.7
Segment margin	86.1%	19.5%	42.0%	23.6%

(1)	Percentage figures calculated based on whole numbers.

FX Impact

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
Segment revenues	$—	$0.3	$(0.1)	$4.7
Segment CRM	—	—	(0.1)	0.1
Segment income	—	(0.1)	—	(0.6)

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating (Income) Expense, net

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net (gains) losses on disposal of assets, restaurant closures and refranchisings	$15.6	$6.2	$30.8	$6.2
Litigation settlements and reserves, net	0.4	0.6	1.7	1.3
Foreign exchange net (gains) losses	1.1	(11.3)	(4.2)	(4.6)
Loss on termination of interest rate cap	—	—	8.7	—
Equity in net (income) loss from unconsolidated affiliates	2.7	0.3	4.1	1.2
Other, net	7.3	5.7	12.2	7.2

Other operating (income) expense, net	$27.1	$1.5	$53.3	$11.3

Selling, general and administrative expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Selling expenses	$7.8	$20.1	$48.3	$78.2

Management general and administrative expenses	48.4	58.9	212.7	248.5
Share-based compensation	6.8	5.5	10.2	6.4
Depreciation and amortization	4.8	4.0	17.6	15.9
2010 Transaction costs	—	1.6	—	3.7
Global restructuring and related professional fees	—	13.8	—	46.5
Field optimization project costs	—	3.4	—	10.6
Global portfolio realignment project costs	10.1	7.1	30.2	7.6
Business combination agreement expenses	1.3	—	27.0	—

Total general and administrative expenses	71.4	94.3	297.7	339.2

Selling, general and administrative expenses	$79.2	$114.4	$346.0	$417.4

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, adjusted income before income taxes, adjusted income tax expense, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including Transaction costs, global restructuring and related professional fees, field optimization project costs, global portfolio realignment project costs and Business Combination Agreement expenses. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted net income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted net income and Adjusted Diluted EPS are used by management to evaluate the core operating performance. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the Three Months and Fiscal Year Ended

December 31, 2012

(Unaudited)

$ in millions
	Actual		Q4 ’12 vs. Q4 ’11		Refran. Impact	Adjusted Q4 ’11	FX Impact	Organic Growth
	Q4’ 12	Q4 ’11	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$233.4	$383.1	($149.7)	(39.1%)	($160.8)	$222.3	$1.1	$10.0	4.5%
EMEA	$118.7	$134.7	($16.0)	(11.9%)	($17.6)	$117.1	($4.1)	$5.7	4.9%
LAC	$38.1	$32.9	$5.2	15.8%	—	$32.9	$0.8	$4.4	13.4%
APAC	$14.3	$29.9	($15.6)	(52.2%)	($17.2)	$12.7	—	$1.6	12.2%

Consolidated	$404.5	$580.6	($176.1)	(30.3%)	($195.6)	$385.0	($2.2)	$21.7	5.6%
Adjusted EBITDA
North America	$116.1	$113.7	$2.4	2.1%	($11.7)	$102.0	$0.1	$14.0	13.7%
EMEA	$47.7	$40.3	$7.4	18.4%	($1.6)	$38.7	($1.5)	$10.5	27.2%
LAC	$23.0	$18.3	$4.7	25.7%	—	$18.3	—	$4.7	25.7%
APAC	$12.4	$5.8	$6.6	113.8%	$3.1	$8.9	—	$3.5	39.3%
Unallocated Management G&A	($24.3)	($24.0)	($0.3)	1.2%	—	($24.0)	—	($0.3)	1.2%

Consolidated	$174.9	$154.1	$20.8	13.5%	($10.2)	$143.9	($1.4)	$32.4	22.5%

					Refran.	Adjusted	FX
	Actual		2012 vs. 2011		Impact	2011	Impact	Organic Growth
	2012	2011	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$1,261.1	$1,569.1	($308.0)	(19.6%)	($337.6)	$1,231.5	($1.6)	$31.2	2.5%
EMEA	$472.9	$525.6	($52.7)	(10.0%)	($42.4)	$483.2	($35.9)	$25.6	5.3%
LAC	$134.4	$128.1	$6.3	4.9%	—	$128.1	($3.7)	$10.0	7.8%
APAC	$97.9	$112.9	($15.0)	(13.3%)	($23.5)	$89.4	($0.1)	$8.6	9.6%

Consolidated	$1,966.3	$2,335.7	($369.4)	(15.8%)	($403.5)	$1,932.2	($41.3)	$75.4	3.9%
Adjusted EBITDA
North America	$471.0	$459.9	$11.1	2.4%	($17.0)	$442.9	$0.3	$27.8	6.3%
EMEA	$166.1	$146.0	$20.1	13.8%	($1.6)	$144.4	($12.7)	$34.4	23.8%
LAC	$73.2	$63.9	$9.3	14.6%	—	$63.9	($0.4)	$9.7	15.2%
APAC	$41.1	$26.7	$14.4	53.9%	$3.7	$30.4	—	$10.7	35.2%
Unallocated Management G&A	($99.3)	($111.5)	$12.2	(10.9%)	—	($111.5)	—	$12.2	(10.9%)

Consolidated	$652.1	$585.0	$67.1	11.5%	($14.9)	$570.1	($12.8)	$94.8	16.6%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
EBITDA and adjusted EBITDA:	(In millions)
U.S. and Canada	$116.1	$113.7	$471.0	$459.9
EMEA	47.7	40.3	166.1	146.0
LAC	23.0	18.3	73.2	63.9
APAC	12.4	5.8	41.1	26.7
Unallocated Management G&A	(24.3)	(24.0)	(99.3)	(111.5)

Adjusted EBITDA	174.9	154.1	652.1	585.0
Share-based compensation and non-cash incentive compensation expense (1)	6.8	5.5	10.2	6.4
2010 Transaction costs (2)	—	1.6	—	3.7
Global restructuring and related professional fees (3)	—	13.8	—	46.5
Field optimization project costs (4)	—	3.4	—	10.6
Global portfolio realignment project costs (5)	10.1	7.1	30.2	7.6
Business combination agreement expenses (6)	1.3	—	27.0	—
Other operating (income) expense, net	27.1	1.5	53.3	11.3

EBITDA	129.6	121.2	531.4	498.9
Depreciation and amortization	17.7	33.3	113.7	136.4

Income from operations	111.9	87.9	417.7	362.5
Interest expense, net	50.2	61.0	223.8	226.7
Loss on early extinguishment of debt	—	1.5	34.2	21.1
Income tax expense	13.1	0.4	42.0	26.6

Net income	$48.6	$25.0	$117.7	$88.1

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
	(In millions, except per share data)
Adjusted net income
Net income	$48.6	$25.0	$117.7	$88.1
Income tax expense	13.1	0.4	42.0	26.6

Income before income taxes Adjustments:	61.7	25.4	159.7	114.7
Franchise agreement amortization	5.2	5.4	20.6	21.8
Amortization of deferred financing costs and original issue discount	2.6	4.0	13.2	14.5
Loss on early extinguishment of debt	—	1.5	34.2	21.1
Other operating (income) expense, net	27.1	1.5	53.3	11.3
2010 Transaction costs(2)	—	1.6	—	3.7
Global restructuring and related professional fees(3)	—	13.8	—	46.5
Field optimization project costs(4)	—	3.4	—	10.6
Global portfolio realignment project costs(5)	10.1	7.1	30.2	7.6
Business combination agreement expenses(6)	1.3	—	27.0	—

Total adjustments	46.3	38.3	178.5	137.1
Adjusted income before income taxes	108.0	63.7	338.2	251.8

Adjusted income tax expense (7)	26.8	13.4	94.8	73.2

Adjusted net income	$81.2	$50.3	$243.4	$178.6

Diluted—EPS (Adjusted Net Income)	$0.23	$0.14	$0.69	$0.51

Diluted Weighted Average Shares	356.4	348.2	354.1	348.2

Non-GAAP Financial Measures

Reconciliation of Adjusted Net Income and Net Income, Net Debt / TTM Adj. EBITDA

	As of
	December 31, 2012	December 31, 2011
	(In millions, except ratios)
Net debt to adjusted EBITDA
Long term debt, net of current portion	$2,905.1	$3,010.3
Capital leases, net of current portion	88.4	95.4
Current portion of long term debt and capital leases	55.8	33.5

Total Debt	3,049.3	3,139.2
Cash and cash equivalents	546.7	459.0
Net debt	2,502.6	2,680.2
TTM adjusted EBITDA	652.1	585.0

Net debt / TTM adjusted EBITDA	3.8x	4.6x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
	December 31, 2012	December 31, 2011
	(In millions)
EBITDA and adjusted EBITDA
Net income	$117.7	$88.1
Interest expense, net	223.8	226.7
Loss on early extinguishment of debt	34.2	21.1
Income tax expense	42.0	26.6
Depreciation and amortization	113.7	136.4

EBITDA	531.4	498.9
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	10.2	6.4
Other operating (income) expense, net	53.3	11.3
2010 Transaction costs (2)	—	3.7
Global restructuring and related professional fees (3)	—	46.5
Field optimization project costs (4)	—	10.6
Global portfolio realignment project costs (5)	30.2	7.6
Business combination agreement expenses (6)	27.0	—

Total adjustments	120.7	86.1

Adjusted EBITDA	$652.1	$585.0

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options, and for the twelve months ended December 31, 2012 and December 31, 2011, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2012 and 2011 cash bonus, respectively.

(2)	Represents expenses incurred related to 3G’s acquisition of Burger King Holdings, Inc., the Company’s indirect wholly-owned subsidiary, in October 2010.

(3)	Represents severance benefits, other severance-related costs incurred in connection with the Company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S. This restructuring plan was completed in 2011.

(4)	Represents severance-related costs, compensation costs for overlap staffing, travel expenses, consulting and training costs incurred in connection with the Company’s efforts to expand and enhance its U.S. field organization. This project was completed in 2011.

(5)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.

(6)	Represents share-based compensation expense related to awards granted during the three and twelve months ended December 31, 2012 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the business combination agreement and professional fees and other transaction costs associated with the business combination agreement.

(7)	Adjusted income tax expense for the three and twelve months ended December 31, 2012 and 2011 is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.